Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated September 29, 2025, relating to the consolidated financial statements of Portsmouth Square, Inc. and its subsidiaries as of and for the year ended June 30, 2025, which is contained in this Form 10-K.

/s/ WithumSmith+Brown, PC

Princeton, NJ

September 28, 2026

PCAOB ID Number 100